EXHIBIT 15.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Mercury General Corporation:

We have reviewed the consolidated balance sheet of Mercury General Corporation and subsidiaries as of September 30, 2009, the related consolidated statements of operations and comprehensive (loss) income for the three-month and nine-month periods ended September 30, 2009 and 2008, and the related consolidated statements of cash flows for the nine-month periods ended September 30, 2009 and 2008. These condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Mercury General Corporation and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, comprehensive (loss) income, shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated February 27, 2009, we expressed an unqualified opinion on those consolidated financial statements.

As discussed in note 2 to the December 31, 2008 consolidated financial statements, the Company has adopted the provisions of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, as of January 1, 2008.

/s/ KPMG LLP

Los Angeles, California

November 3, 2009